Exhibit 99.1

Arconic Reports First Quarter 2023 Results

First Quarter 2023 Highlights

  Sales of $1.9 billion, down 12% year over year, up 6% organically, up 6% from prior quarter on a comparable basis excluding Russian Operations
  Net income of $25 million, or $0.24 per share, compared with $42 million, or $0.39 per share, in first quarter 2022
  Adjusted EBITDA of $157 million, up 8% from prior quarter on a comparable basis excluding Russian Operations

PITTSBURGH--(BUSINESS WIRE)--May 4, 2023--Arconic Corporation (NYSE: ARNC) (“Arconic” or the “Company”) today reported first quarter 2023 results. Sales were $1.9 billion, down 12% year over year and up 6% organically due to strength in aerospace, packaging, and ground transportation sales partially offset by weak industrial sales. The Company reported net income of $25 million, or $0.24 per share, compared with $42 million, or $0.39 per share, in first quarter 2022.

First quarter 2023 Adjusted EBITDA was $157 million, up 8% sequentially on a comparable basis excluding Russian Operations. Growth was driven by strength in aerospace, ground transportation, and the Building and Construction Systems segment partially offset by weakness in industrial sales. Cash used for operations was $39 million and capital expenditures were $82 million.

Tim Myers, Chief Executive Officer, said, “Our first quarter results were underpinned by improved operational performance. Aerospace market strength drove much of the growth and ground transportation sales continued to improve sequentially, and we optimized product mix and controlled costs in Europe.”

First Quarter Segment Performance

Sales by Segment (in millions)
	Quarter ended

	March 31, 2023	March 31, 2022
Rolled Products	$1,504	$1,804
Building and Construction Systems	308	291
Extrusions	120	97

Adjusted EBITDA (in millions)
	Quarter ended

	March 31, 2023	March 31, 2022
Rolled Products	$117	$176
Building and Construction Systems	54	44
Extrusions	(4)	(5)
Subtotal	167	215
Corporate	(10)	(10)
Adjusted EBITDA	$157	$205

Cancellation of 1Q 2023 Earnings Conference Call

In a separate press release issued today, Arconic announced that it entered into a definitive agreement to be acquired by funds managed by an affiliate of Apollo Global Management, Inc (NYSE: APO), with a minority investment from Irenic Capital Management LP. A copy of that press release is accessible by visiting the Investor Relations section of the Arconic website at https://arconic.com/investors/. In light of the announced transaction, Arconic has cancelled the earnings conference call previously scheduled for today.

About Arconic

Arconic Corporation (NYSE: ARNC), headquartered in Pittsburgh, Pennsylvania, is a leading provider of aluminum sheet, plate, and extrusions, as well as innovative architectural products, that advance the ground transportation, aerospace, building and construction, industrial and packaging end markets. For more information: www.arconic.com.

Dissemination of Company Information

Arconic intends to make future announcements regarding Company developments and financial performance through its website at www.arconic.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, relating to the condition of, or trends or developments in, the ground transportation, aerospace, building and construction, industrial, packaging and other end markets; the Company’s future financial results, operating performance, working capital, cash flows, liquidity and financial position; cost savings and restructuring programs; the Company’s strategies, outlook, business and financial prospects; share repurchases; costs associated with pension and other post-retirement benefit plans; projected sources of cash flow; potential legal liability; the impact of inflationary price pressures; and the potential impact of public health epidemics or pandemics, including the COVID-19 pandemic. These statements reflect beliefs and assumptions that are based on the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond the Company’s control. Such risks and uncertainties include, but are not limited to: (i) continuing uncertainty regarding the impact of the COVID-19 pandemic on our business and the businesses of our customers and suppliers; (ii) deterioration in global economic and financial market conditions generally; (iii) unfavorable changes in the end markets we serve; (iv) the inability to achieve the level of revenue growth, cash generation, cost savings, benefits of our management of legacy liabilities, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (v) adverse changes in discount rates or investment returns on pension assets; (vi) competition from new product offerings, disruptive technologies, industry consolidation or other developments; (vii) the loss of significant customers or adverse changes in customers’ business or financial condition; (viii) manufacturing difficulties or other issues that impact product performance, quality or safety or timely delivery; (ix) the impact of pricing volatility in raw materials and inflationary pressures on our costs of production, including energy; (x) a significant downturn in the business or financial condition of a key supplier or other supply chain disruptions; (xi) challenges to or infringements on our intellectual property rights; (xii) the inability to successfully implement or to realize the expected benefits of strategic initiatives or projects; (xiii) the inability to identify or successfully respond to changing trends in our end markets; (xiv) the impact of potential cyber attacks and information technology or data security breaches; (xv) geopolitical, economic, and regulatory risks relating to our global operations, including compliance with U.S. and foreign trade and tax laws and other regulations, potential expropriation of properties located outside the U.S., sanctions, tariffs, embargoes, and renegotiation or nullification of existing agreements; (xvi) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation and compliance matters; (xvii) the impact of the ongoing conflict between Russia and Ukraine on economic conditions in general and on our business and operations, including sanctions, tariffs, and increased energy prices; (xviii) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; (xix) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; (xx) the possibility that the Company’s stockholders may not approve the proposed transaction; (xxi) the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; (xxii) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (xxiii) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; (xxiv) the risk of any unexpected costs or expenses resulting from the proposed transaction; (xxv) the risk of any litigation relating to the proposed transaction; (xxvi) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and (xxvii) the other risk factors summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other documents filed by the Company with the SEC. The above list of factors is not exhaustive or necessarily in order of importance. Market projections are subject to the risks discussed above and in this release, and other risks in the market. The statements in this release are made as of the date set forth above, even if subsequently made available by the Company on its website or otherwise. The Company disclaims any intention or obligation to update any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these financial measures are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Arconic’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Arconic. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures presented by Arconic may not be comparable to non-GAAP financial measures presented by other companies. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release. Arconic has not provided reconciliations of any forward-looking non-GAAP financial measures, such as adjusted EBITDA and free cash flow, to the most directly comparable GAAP financial measures because such reconciliations are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as the effects of metal price lag, foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume. Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Arconic Corporation and subsidiaries
Statement of Consolidated Operations (unaudited)
(dollars in millions, except per-share amounts)

	Quarter ended
	March 31, 2023	December 31, 2022	March 31, 2022
Sales	$1,929	$1,942	$2,191
Cost of goods sold (exclusive of expenses below)(1)	1,724	1,744	1,956
Selling, general administrative, and other expenses	72	46	65
Research and development expenses	9	10	9
Provision for depreciation and amortization	53	56	60
Restructuring and other charges(2)	—	337	5
Operating income (loss)	71	(251)	96
Interest expense	25	26	25
Other expenses, net	11	32	17
Income (Loss) before income taxes	35	(309)	54
Provision (Benefit) for income taxes	10	(36)	12
Net income (loss)	25	(273)	42
Less: Net income attributable to noncontrolling interest(3)	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO ARCONIC CORPORATION	$25	$(273)	$42

EARNINGS PER SHARE ATTRIBUTABLE TO ARCONIC CORPORATION COMMON STOCKHOLDERS:
Basic:
Net income (loss)	$0.25	$(2.70)	$0.40
Weighted-average number of shares	99,408,330	100,956,393	105,407,022
Diluted:
Net income (loss)	$0.24	$(2.70)	$0.39
Weighted-average number of shares(4)	102,084,961	100,956,393	108,504,118
COMMON STOCK OUTSTANDING AT THE END OF THE PERIOD	99,424,955	99,432,194	105,784,425

__________________

(1)

In the quarter ended March 31, 2023, Arconic recorded both a $74 charge and a $74 benefit in Cost of goods sold to establish a liability for a settlement in principle and a receivable for insurance reimbursement, respectively, related to a litigation matter. In the quarter ended December 31, 2022, Arconic recorded both a $61 charge and a $53 benefit in Cost of goods sold to establish a liability for a then-potential settlement and a receivable for an anticipated insurance reimbursement, respectively, related to a litigation matter.

(2)

On November 15, 2022, Arconic completed the sale of 100% of its operations in Russia to Promishlennie Investitsii LLC, the majority owner of VSMPO-AVISMA Corporation, for cash proceeds of $230. The transaction closed after the Company received all required approvals, resulting in the receipt of the cash consideration in exchange for all of Arconic’s net assets in Russia. These net assets included $203 of cash held in Russia that was not available for distribution to the parent company because of injunctions imposed as a result of litigation initiated in March 2020 by the Federal Antimonopoly Service of The Russian Federation (“FAS”). The Company recorded a loss of $306 ($304 after-tax) in the fourth quarter of 2022 in connection with this transaction. At a hearing on December 22, 2022, the Samara Court dismissed the litigation.

In addition, in the quarter ended December 31, 2022, Restructuring and other charges includes $31 related to the settlement of a portion of the Company’s U.S. defined benefit pension plan obligations as a result of elections by certain plan participants to receive lump-sum benefit payments.

(3)

Prior to the sale of Arconic’s operations in Russia (see footnote 2), VSMPO-AVISMA Corporation owned a limited portion of one of the legal entities included in the sale. VSMPO-AVISMA Corporation’s share of net income (loss) of this legal entity was reported in this line item. Subsequent to the sale, there is no longer a noncontrolling interest in Arconic Corporation and its subsidiaries.

(4)

For periods in which the Company generates net income, the diluted weighted-average number of shares include common share equivalents associated with outstanding employee stock awards. For periods in which the Company generates a net loss, the diluted weighted-average number of shares does not include any common share equivalents as their effect is anti-dilutive.

Arconic Corporation and subsidiaries
Consolidated Balance Sheet (unaudited)
(in millions)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$197	$261
Receivables from customers, less allowances of $1 in both 2023 and 2022	926	791
Other receivables	153	183
Inventories	1,662	1,622
Fair value of hedging instruments and derivatives	7	21
Prepaid expenses and other current assets(1)	141	124
Total current assets	3,086	3,002
Properties, plants, and equipment	7,014	6,957
Less: accumulated depreciation and amortization	4,651	4,596
Properties, plants, and equipment, net	2,363	2,361
Goodwill	294	292
Operating lease right-of-use-assets	117	115
Deferred income taxes	187	188
Other noncurrent assets	56	57
Total assets	$6,103	$6,015
LIABILITIES
Current liabilities:
Short term debt(2)	$50	$—
Accounts payable, trade	1,554	1,578
Accrued compensation and retirement costs	108	119
Taxes, including income taxes	36	43
Environmental remediation	36	40
Operating lease liabilities	35	34
Fair value of hedging instruments and derivatives	29	7
Other current liabilities(1)	177	150
Total current liabilities	2,025	1,971
Long-term debt	1,597	1,597
Accrued pension benefits	586	586
Accrued other postretirement benefits	297	302
Environmental remediation	40	45
Operating lease liabilities	84	83
Deferred income taxes	6	3
Other noncurrent liabilities	71	71
Total liabilities	4,706	4,658
STOCKHOLDERS’ EQUITY
Common stock	1	1
Additional capital	3,379	3,373
Accumulated deficit	(709)	(734)
Treasury stock	(347)	(346)
Accumulated other comprehensive loss	(927)	(937)
Total stockholders’ equity(3)	1,397	1,357
Total liabilities and stockholders’ equity	$6,103	$6,015

__________________

(1)

In the quarter ended March 31, 2023, Arconic established both a liability of $74 (reported in Other current liabilities) for a settlement in principle and a receivable of $74 (reported in Prepaid expenses and other current assets) for an insurance reimbursement of the settlement in principle with respect to a litigation matter. See footnote 1 to the Statement of Consolidated Operations for the quarter ended March 31, 2023 included in this release.

(2)

Arconic maintains a five-year credit agreement, dated May 13, 2020, with a syndicate of lenders named therein and Deutsche Bank AG New York Branch as administrative agent (the “ABL Credit Agreement”). The ABL Credit Agreement provides for a $1,200 senior secured asset-based revolving credit facility (the “ABL Credit Facility”) to be used, generally for working capital or other general corporate purposes. In the quarter ended March 31, 2023, the Company borrowed $150 and repaid $100 under this facility.

(3)	See footnote 3 to the Statement of Consolidated Operations included in this release.

Arconic Corporation and subsidiaries
Statement of Consolidated Cash Flows (unaudited)
(dollars in millions)

	Quarter ended
	March 31, 2023	December 31, 2022	March 31, 2022
OPERATING ACTIVITIES
Net income (loss)	$25	$(273)	$42
Adjustments to reconcile net income (loss) to cash (used for) provided from operations:
Depreciation and amortization	53	56	60
Deferred income taxes	20	(29)	(4)
Restructuring and other charges(1)	—	337	5
Net periodic pension benefit cost	17	28	16
Stock-based compensation	6	(4)	5
Other	22	14	12
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, and foreign currency translation adjustments:
(Increase) in receivables(2)	(107)	(32)	(110)
(Increase) Decrease in inventories	(34)	21	(206)
(Increase) in prepaid expenses and other current assets	(24)	(49)	(10)
Increase in accounts payable, trade	5	76	116
(Decrease) Increase in accrued expenses	(9)	63	(28)
(Decrease) Increase in taxes, including income taxes	(22)	(17)	1
Pension contributions	(10)	(9)	(4)
Decrease (Increase) in noncurrent assets	8	(9)	1
Increase in noncurrent liabilities	11	15	1
CASH (USED FOR) PROVIDED FROM OPERATIONS	(39)	188	(103)
FINANCING ACTIVITIES
Net change in short term borrowings (original maturities of three months or less)(3)	50	(150)	100
Repurchases of common stock(4)	(1)	(46)	(16)
Other	—	(1)	(12)
CASH PROVIDED FROM (USED FOR) FINANCING ACTIVITIES	49	(197)	72
INVESTING ACTIVITIES
Capital expenditures	(82)	(70)	(95)
Proceeds from the sale of assets and businesses(5)	7	27	—
Other	—	—	1
CASH USED FOR INVESTING ACTIVITIES	(75)	(43)	(94)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	1	1	—
Net change in cash and cash equivalents and restricted cash	(64)	(51)	(125)
Cash and cash equivalents and restricted cash at beginning of period(6)	261	312	335
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD(6)	197	261	210

__________________

(1)	See footnote 2 to the Statement of Consolidated Operations for the quarter ended December 31, 2022 included in this release.

(2)

Arconic has two separate arrangements, each with a single financial institution, to sell certain customer receivables outright without recourse on a continuous basis. All such sales are at the Company’s discretion. The first arrangement, which was executed in January 2022, relates to certain of Arconic’s U.S. operations and automatically renews each year unless terminated in accordance with the provisions of the underlying purchase agreement. The second arrangement, which was executed in July 2022, relates to certain of the Company’s European operations. Under both arrangements, Arconic serves in an administrative capacity, including collection of the receivables from the respective customers and remittance of these cash collections to the respective financial institution. Accordingly, upon the sale of customer receivables to the financial institutions, the Company removes the underlying trade receivables from its Consolidated Balance Sheet and includes the reduction as a positive amount in the (Increase) in receivables line item within Operating Activities on its Statement of Consolidated Cash Flows. In the quarters ended March 31, 2023, December 31, 2022, and March 31, 2022, the Company sold customer receivables of $151, $156, and $221, respectively, collected cash from customers of $129, $314, and $158, respectively, and remitted cash to the financial institutions of $116, $314, and $158, respectively.

(3)

Arconic maintains a five-year credit agreement, dated May 13, 2020, with a syndicate of lenders named therein and Deutsche Bank AG New York Branch as administrative agent (the “ABL Credit Agreement”). The ABL Credit Agreement provides for a $1,200 senior secured asset-based revolving credit facility (the “ABL Credit Facility”) to be used, generally, for working capital or other general corporate purposes. In the quarters ended March 31, 2023, December 31, 2022, and March 31, 2022, the Company borrowed $150, $25, and $100, respectively, and in the quarters ended March 31, 2023 and December 31, 2022, repaid $100 and $175, respectively, under the ABL Credit Facility.

(4)

On November 16, 2022, Arconic announced that its Board of Directors approved a new share repurchase program authorizing the Company to repurchase shares of its outstanding common stock up to an aggregate transactional value of $200 over a two-year period expiring November 17, 2024. In the quarters ended March 31, 2023 and December 31, 2022, the Company repurchased 35,615 and 2,071,835, respectively, shares of its common stock under this program.

In the quarter ended March 31, 2022, the Company repurchased 505,982 shares of its common stock under its previous share repurchase program, which was authorized in May 2021 and completed in August 2022. Cumulatively, the Company repurchased 9,776,177 shares of its common stock for $300 under this program. In connection with the authorization of the new program, Arconic’s previous repurchase program was terminated.

(5)

In the quarter ended December 31, 2022, the Company received $230 in cash proceeds related to the sale of its operations in Russia less $203 in cash held by its operations in Russia that was not available for distribution to the parent company because of injunctions imposed as a result of litigation initiated in March 2020. See footnote 2 to the Statement of Consolidated Operations for the quarter ended December 31, 2022 included in this release.

(6)

Cash and cash equivalents and restricted cash at beginning of period for all periods presented and Cash and cash equivalents and restricted cash at end of period for all periods presented includes Restricted cash of less than $0.03.

Arconic Corporation and subsidiaries
Segment Adjusted EBITDA Reconciliation (unaudited)
(in millions)

	Quarter ended
	March 31, 2023	December 31, 2022	March 31, 2022
Total Segment Adjusted EBITDA(1)	$167	$152	$215
Unallocated amounts:
Corporate expenses(2)	(9)	(6)	(9)
Stock-based compensation expense	(6)	4	(5)
Metal price lag(3)	—	8	(36)
Unrealized (losses) gains on mark-to-market hedging instruments and derivatives	(20)	(10)	2
Provision for depreciation and amortization	(53)	(56)	(60)
Restructuring and other charges(4)	—	(337)	(5)
Other(5)	(8)	(6)	(6)
Operating income (loss)	71	(251)	96
Interest expense	(25)	(26)	(25)
Other expenses, net	(11)	(32)	(17)
(Provision) Benefit for income taxes	(10)	36	(12)
Net income attributable to noncontrolling interest(6)	—	—	—
Consolidated net income (loss) attributable to Arconic Corporation	$25	$(273)	$42

__________________

(1)

Arconic’s profit or loss measure for its reportable segments is Segment Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization). The Company calculates Segment Adjusted EBITDA as Total sales (third-party and intersegment) minus each of (i) Cost of goods sold, (ii) Selling, general administrative, and other expenses, and (iii) Research and development expenses, plus each of (i) Stock-based compensation expense, (ii) Metal price lag (see footnote 3), and (iii) Unrealized (gains) losses on mark-to-market hedging instruments and derivatives. Arconic’s Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies’ reportable segments.

Total Segment Adjusted EBITDA is the sum of the respective Segment Adjusted EBITDA for each of the Company’s three reportable segments: Rolled Products, Building and Construction Systems, and Extrusions. This amount is being presented for the sole purpose of reconciling Segment Adjusted EBITDA to the Company’s Consolidated net income (loss).

(2)	Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities.

(3)

Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.

(4)	See footnote 2 to the Statement of Consolidated Operations for the quarter ended December 31, 2022 included in this release.

(5)

Other includes certain items that impact Cost of goods sold and Selling, general administrative, and other expenses on the Company’s Statement of Consolidated Operations that are not included in Segment Adjusted EBITDA, including those described as “Other special items” (see footnote 4 to the reconciliation of Adjusted EBITDA within Calculation of Non-GAAP Financial Measures included in this release).

(6)	See footnote 3 to the Statement of Consolidated Operations included in this release.

Arconic Corporation and subsidiaries
Calculation of Non-GAAP Financial Measures (unaudited)
(in millions)

Adjusted EBITDA	Quarter ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net income (loss) attributable to Arconic Corporation	$25	$(273)	$42
Add:
Net income attributable to noncontrolling interest(1)	—	—	—
Provision (Benefit) for income taxes	10	(36)	12
Other expenses, net	11	32	17
Interest expense	25	26	25
Restructuring and other charges(2)	—	337	5
Provision for depreciation and amortization	53	56	60
Stock-based compensation	6	(4)	5
Metal price lag(3)	—	(8)	36
Unrealized losses (gains) on mark-to-market hedging instruments and derivatives	20	10	(2)
Other special items(4)	7	14	5
Adjusted EBITDA	$157	$154	$205
Sales	$1,929	$1,942	$2,191
Adjusted EBITDA Margin	8.1%	7.9%	9.4%

__________________

Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for the following items: Provision for depreciation and amortization; Stock-based compensation; Metal price lag (see footnote 3); Unrealized (gains) losses on mark-to-market hedging instruments and derivatives; and Other special items. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items are composed of restructuring and other charges, discrete income tax items, and other items as deemed appropriate by management. There can be no assurances that additional special items will not occur in future periods. Adjusted EBITDA provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)	See footnote 3 to the Statement of Consolidated Operations included in this release.

(2)	See footnote 2 to the Statement of Consolidated Operations for the quarter ended December 31, 2022 included in this release.

(3)

Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.

(4)	Other special items include the following:

  for the quarter ended March 31, 2023, costs related to several legal matters, including Grenfell Tower ($3) and other ($1), and other items ($3);
  for the quarter ended December 31, 2022, a charge related to environmental remediation matters ($9), costs related to several legal matters ($1), and other items ($4);
  for the quarter ended March 31, 2022, costs related to several legal matters ($2), costs related to the packaging restart at the Tennessee rolling mill ($2), and other items ($1).

Adjusted EBITDA excluding Russian operations(1)	Quarter ended			Quarter ended
	December 31, 2022			March 31, 2022
	As reported	Russia(1)	As recast(1)	As reported	Russia(1)	As recast(1)
Net (loss) income attributable to Arconic Corporation	$(273)	$7	$(280)	$42	$6	$36
Add:
Net income attributable to noncontrolling interest(2)	—	—	—	—	—	—
(Benefit) Provision for income taxes	(36)	—	(36)	12	2	10
Other expenses (income), net	32	(1)	33	17	4	13
Interest expense	26	—	26	25	—	25
Restructuring and other charges(3)	337	—	337	5	—	5
Provision for depreciation and amortization	56	3	53	60	6	54
Stock-based compensation	(4)	—	(4)	5	—	5
Metal price lag(4)	(8)	—	(8)	36	—	36
Unrealized losses (gains) on mark-to-market hedging instruments and derivatives	10	—	10	(2)	—	(2)
Other special items(5)	14	—	14	5	—	5
Adjusted EBITDA	$154	$9	$145	$205	$18	$187
Sales	$1,942	$116	$1,826	$2,191	$233	$1,958
Adjusted EBITDA Margin	7.9%	7.8%	7.9%	9.4%	7.7%	9.6%

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(1)

Adjusted EBITDA is a non-GAAP financial measure. See the reconciliation of Adjusted EBITDA included in this release for (i) the Company’s definition of Adjusted EBITDA and (ii) management’s rationale for the presentation of this non-GAAP measure. The “As reported” column presents a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

Adjusted EBITDA excluding Russian operations is also a non-GAAP financial measure. On November 15, 2022, Arconic completed the sale of 100% of its operations in Russia (see footnote 2 to the Statement of Consolidated Operations for the quarter ended December 31, 2022 included in this release). Accordingly, management believes the presentation of Adjusted EBITDA excluding Russian operations is meaningful to investors because such measure provides context as to the contribution made by the Company’s former operations in Russia relative to Arconic’s total financial performance. Additionally, this measure provides a historical basis with which to compare the Company’s financial performance in future periods.

The “Russia” column presents the unaudited combined financial information of Arconic’s subsidiaries that held the Company’s former operations in Russia prepared from the historical accounting records of these legal entities. This information is not equivalent to that which would be presented as consolidated financial information prepared in accordance with accounting principles generally accepted in the United States of America if these subsidiaries were to be presented as a standalone consolidated reporting entity. Other amounts related to Arconic’s former operations in Russia recorded in the historical accounting records of other legal entities included in the Company’s consolidated group, such as the loss on the sale of the previously mentioned former subsidiaries recorded by the direct parent company of these legal entities, were presented in the “As recast” column. However, the amount presented as Adjusted EBITDA excluding Russian operations is the same whether these amounts related to Arconic’s former operations in Russia are presented in the “Russia” column or the “As recast” column.

The amounts in the “As recast” column are equal to the amounts in the “As reported” column less the amounts in the “Russia” column. Consequently, there are limitations in the usefulness of the amounts presented in the “As recast” column for Net (loss) income attributable to Arconic Corporation and (Benefit) Provision for income taxes. For example, the (Benefit) Provision for income taxes would need to be recalculated on a “without” approach to consider the consolidated company excluding the former operations in Russia, the impact of which may extend beyond subtracting the amount for (Benefit) Provision for income taxes presented in the “Russia” column from the consolidated amount in the “As reported” column. Conversely, the amount presented for Adjusted EBITDA excluding Russia does not contain any such limitations.

(2)	See footnote 3 to the Statement of Consolidated Operations included in this release.

(3)	See footnote 2 to the Statement of Consolidated Operations for the quarter ended December 31, 2022 included in this release.

(4)	See footnote 3 to the reconciliation of Adjusted EBITDA for the quarterly periods presented included in this release.

(5)	See footnote 4 to the reconciliation of Adjusted EBITDA for the quarterly periods presented included in this release.

Adjusted EBITDA to Free Cash Flow Bridge	Quarter ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Adjusted EBITDA(1)	$157	$154	$143	$204	$205
Change in working capital(2)	(136)	65	2	(49)	(200)
Cash payments for:
Environmental remediation	(10)	(4)	(1)	(2)	(4)
Pension contributions	(10)	(9)	(9)	(9)	(4)
Other postretirement benefits	(7)	(7)	(7)	(8)	(8)
Restructuring actions	—	—	(2)	(1)	(2)
Interest	(29)	(24)	(30)	(23)	(29)
Income taxes	(4)	1	(3)	(23)	(4)
Capital expenditures	(82)	(70)	(47)	(33)	(95)
Other(3)	—	12	(2)	73	(57)
Free Cash Flow(4)	$(121)	$118	$44	$129	$(198)

__________________

(1)

Adjusted EBITDA is a non-GAAP financial measure. See the reconciliation of Adjusted EBITDA included in this release for (i) Arconic’s definition of Adjusted EBITDA, (ii) management’s rationale for the presentation of this non-GAAP measure, and (iii) a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

(2)	Arconic’s definition of working capital is Receivables plus Inventories less Accounts payable, trade.

(3)

Other includes the impact of metal price lag as follows: 1Q23-$—; 4Q22-$8; 3Q22-$15; 2Q22-$30; and 1Q22-$(36). See footnote 3 to the reconciliation of Adjusted EBITDA included in this release for additional information on metal price lag.

(4)

Arconic’s definition of Free Cash Flow is Cash from operations less capital expenditures. Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain and expand the Company’s asset base and expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

  1Q23: Cash used for operations of $(39) less capital expenditures of $82 = free cash flow of $(121)
  4Q22: Cash provided from operations of $188 less capital expenditures of $70 = free cash flow of $118
  3Q22: Cash provided from operations of $91 less capital expenditures of $47 = free cash flow of $44
  2Q22: Cash provided from operations of $162 less capital expenditures of $33 = free cash flow of $129
  1Q22: Cash used for operations of $(103) less capital expenditures of $95 = free cash flow of $(198)

Reconciliation of Organic Revenue
(in millions)

Quarter Ended March 31, 2022	Total
Revenue	$2,192
Less:
Sales – Russian Operations	233
Organic Revenue	$1,959

Quarter Ended March 31, 2023
Revenue	$1,932
Less:
Sales – Russian Operations	n/a
Aluminum price impact	(128)
Foreign currency impact	(19)
Organic Revenue	$2,079

Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of divestitures, changes in aluminum prices and foreign currency fluctuations relative to the prior year period.

Contacts

Investor Contact
Shane Rourke
(412) 315-2984
Investor.Relations@arconic.com

Media Contact
Tracie Gliozzi
(412) 992-2525
Tracie.Gliozzi@arconic.com